UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9114 Adams Ave., #202

Huntington Beach, California 94646

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

To the extent required, the information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on May 4, 2022, Mosaic ImmunoEngineering, Inc., a Delaware corporation (the “Company”), entered into a License Agreement (the “Agreement”) with Case Western Reserve University (“CWRU”). Under the Agreement, CWRU licensed to the Company the exclusive worldwide rights to develop and commercialize oncology treatments based on cowpea mosaic virus (CPMV), the core technology behind the Company’s lead immunotherapy candidate, MIE-101.

Pursuant to the Agreement, the Company initially agreed to reimburse CWRU for all intellectual property fees incurred since inception of the portfolio in the amount of approximately $303,000, payable in four (4) equal quarterly installments beginning upon the sooner of (i) August 31, 2022 or (ii) upon the Company closing a financing in the amount of $5 million or more. While CWRU has previously provided the Company with additional time to pay past due amounts owed under the Agreement beyond the initial August 31, 2022 due date, on March 22, 2024, the Company received a letter of termination from CWRU terminating our Agreement effective immediately due to our financial default. In addition, pursuant to the letter of termination, CRWU did not relieve us of any amounts past due under the Agreement and requested payment in full. As of December 31, 2023, the Company’s balance owed to CWRU increased to approximately $407,000 related to past due intellectual property fees. Due to our limited cash position, we do not have sufficient capital to pay amounts owed under the Agreement. We have been and are continuing to evaluate strategic options for the Company, which include bringing in additional capital allowing the Company to bring in more advanced product candidates as well as possible mergers or other business combinations. If we are not successful in exploring these or other strategic options, we may wind-down operations or liquidate and dissolve the Company.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed by the Company as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 4, 2022, which is incorporated by reference herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: March 28, 2024	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

3